                                                                     Exhibit 1.1


                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-4


                                 TERMS AGREEMENT


                                                        Dated: February 25, 2005


To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of February 1, 2005 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:        Series 2005-4.

Terms of the Series 2005-4 Certificates: Structured Adjustable Rate Mortgage Loan, Series 2005-4 Mortgage Pass-Through Certificates, Class 1-A1, Class 1-A2, Class 2-A, Class 3-A1, Class 3-A2, Class 3-AX, Class 3-PAX, Class 4-A, Class 5-A, Class 6-A1, Class 6-A2, Class 6-A3, Class 6-AX1, Class 6-AX2, Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B5-I, Class B6-I, Class B7-I, Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II, Class B6-II, Class B7-II, Class B8-II, Class BX-II, Class P-I, Class P-II, Class P-III and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of six pools of adjustable rate, conventional, first lien, residential mortgage loans (the "Mortgage Loans"). The Class 1-A1, Class 1-A2, Class 2-A, Class 3-A1, Class 3-A2, Class 3-AX, Class 3-PAX, Class 4-A, Class 5-A, Class 6-A1, Class 6-A2, Class 6-A3, Class 6-AX1, Class 6-AX2, Class B1-I, Class B2-I, Class B3-I, Class B4-I, Class B1-II, Class B2-II, Class B3-II, Class B4-II, Class B5-II, Class BX-II and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:    File Number 333-120575.

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1, Class 2-A, Class 3-A1, Class 3-AX, Class 3-PAX, Class 4-A, Class 5-A, Class 6-A1, Class 6-A2, Class 6-AX1, Class 6-AX2 and Class R Certificates be rated "AAA" by Standard & Poor's, A division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Agencies"); the Class 1-A2, Class 3-A2 and Class 6-A3 Certificates be rated "AAA" by S&P; the Class B1-I Certificates be rated "AA-" by S&P; the Class B2-I Certificates be rated "A-" by S&P; the Class B3-I Certificates be rated "BBB" by S&P and "Baa2" by Moody's; the Class B4-I Certificates be rated "BBB-" by S&P and "Baa3" by Moody's; the Class B1-II Certificates be rated "AA+" by S&P and "Aa2" by Moody's; the Class B2-II Certificates be rated "AA" by S&P and "Aa3" by S&P; the Class B3-II Certificates be rated "A+" by S&P and "A3" by Moody's; the Class B4-II Certificates be rated "A-" by S&P and "Baa2" by Moody's; the Class B5-II Certificates be rated "BBB" by S&P; and the Class BX-II Certificates be rated "A-" by S&P and "Baa2" by Moody's.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cutoff Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:  February 1, 2005.

Closing Date: 10:00 A.M., New York time, on or about February 28, 2005. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefore for the account of the Underwriter.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

2
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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.


                                              LEHMAN BROTHERS INC.


                                              By:   ____________________________
                                                    Name:    Mary Stone
                                                    Title:   Vice President
Accepted:

STRUCTURED ASSET SECURITIES CORPORATION


By:   _____________________________
      Name:    Michael C. Hitzmann
      Title:   Vice President

                                   Schedule 1

                        Initial
                      Certificate
                     Principal or
                       Notional         Certificate Interest      Purchase Price
   Class                Amount(1)                Rate                Percentage
--------------------------------------------------------------------------------
1-A1                 $224,367,000          Adjustable(2)               100%
1-A2                   $8,102,000          Adjustable(2)               100%
2-A                  $168,698,000          Adjustable(2)               100%
3-A1                 $185,241,000          Adjustable(3)               100%
3-A2                  $14,455,000          Adjustable(3)               100%
3-AX                   $6,932,730          Adjustable(4)               100%
3-PAX                  $7,086,778          Adjustable(4)               100%
4-A                   $98,825,000          Adjustable(2)               100%
5-A                   $43,550,000          Adjustable(2)               100%
6-A1                  $45,000,000          Adjustable(2)               100%
6-A2                  $71,800,000          Adjustable(2)               100%
6-A3                   $5,783,000          Adjustable(2)               100%
6-AX1                $122,583,000         Adjustable(4)(5)             100%
6-AX2                $122,583,000         Adjustable(4)(6)             100%
B1-I                  $25,901,000          Adjustable(2)               100%
B2-I                   $9,561,000          Adjustable(2)               100%
B3-I                   $3,185,000          Adjustable(2)               100%
B4 -I                  $2,388,000          Adjustable(2)               100%
B1-II                  $2,980,000          Adjustable(2)               100%
B2-II                    $860,000          Adjustable(2)               100%
B3-II                  $2,052,000          Adjustable(2)               100%
B4-II                  $1,059,000          Adjustable(2)               100%
B5-II                    $794,000          Adjustable(2)               100%
BX-II                  $6,951,000         Adjustable(2)(4)             100%
R                            $100          Adjustable(2)               100%

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(1)   These balances are approximate, as described in the prospectus supplement.

(2) These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3) The Class 3-A1 and Class 3-A2 Certificates will bear interest based on the interest rate specified above through the distribution date in November 2009, subject to adjustment, as described in the prospectus supplement. Beginning with the distribution date in December 2009 and for each distribution date thereafter, the Class 3-A1 and Class 3-A2 Certificates will bear interest at the Net WAC for pool 3 as described in the prospectus supplement.

(4) The Class 3-AX, Class 3-PAX, Class 6-AX1, Class 6-AX2 and Class BX-II Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts, as described in the prospectus supplement. After the distribution date in November 2009, the Class 3-AX and Class 3-PAX Certificates will no longer be entitled to receive distributions of any kind. The Class BX-II Certificates will be entitled to the interest accrued on each of its four components, as described in the prospectus supplement.

(5) The Class 6-AX1 Certificates are interest-only certificates that will bear interest at the greater of (i) 0.00% per annum and (ii) (x) the Pool 6 Net WAC minus (y) LIBOR plus 0.25% per annum for such distribution date based on a notional amount, as described in the prospectus supplement; provided, however, that solely for the first Distribution Date, clause (y) above shall be substituted with the sum of (1) 0.01% per annum and (2) the product of (A) LIBOR plus 0.24% per annum and (B) a fraction, the numerator of which is the actual number of days in the initial Accrual Period for Class 6-A1, Class 6-A2 and Class 6-A3 Certificates and the denominator of which is 30. The Class 6-AX1 Certificates will not be entitled to payments of principal.

(6) The Class 6-AX2 Certificates are interest-only certificates that will bear interest at the lesser of (i) 0.01% per annum and (ii) the greater of (a) 0.00% per annum and (b) the difference between (x) the Pool 6 Net WAC and
      (y) the lesser of LIBOR plus 0.24% and the Pool 6 Net WAC. The Class 6-AX2 Certificates will not be entitled to payment of principal.